Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-256294) Post-Effective Amendment No.1 to Form S-1 on Form S-3 of Thryv Holdings, Inc and in the related Prospectus;
(2) Registration Statement (Form S-8 No. 333-258875) pertaining to the Thryv Holdings, Inc. 2020 Incentive Award Plan;
(3) Registration Statement (Form S-8 No. 333-249002) pertaining to the 2016 Stock     Incentive Plan, as amended, 2020 Incentive Award Plan, and 2021 Employee Stock Purchase Plan of Thryv Holdings, Inc;

of our reports dated March 15, 2022, with respect to the consolidated financial statements of Thryv Holdings, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Thryv Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Thryv Holdings, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young, LLP
Dallas, Texas
March 15, 2022